UMB Financial Corporation	News Release
1010 Grand Boulevard
Kansas City, MO 64106
816.860.7000
umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Mandie Nelson, 816.860.5088 Investor Relations Contact: Abby Wendel, 816.860.1685

UMB Financial Corporation Reports 10.2 Percent Increase in Net Income for the Third Quarter 2009

Selected financial highlights:

·	Earnings per share of $0.60 ($0.59 diluted)

·	Average loan balances increased 3.4 percent to $4.4 billion

·	Nonperforming loans of 0.52 percent of loans

·	Average deposits increased 14.6 percent

·	Diversified revenue sources with fee income of 51.5 percent of total revenue

·	Tier 1 capital ratio remains strong at 13.5 percent

Kansas City, Mo. (October 27, 2009) – UMB Financial Corporation (NASDAQ: UMBF), a financial services holding company, announced earnings for the three months ended September 30, 2009 of $24.0 million or $0.60 per share ($0.59 diluted). This is an increase of $2.2 million, or 10.2 percent, compared to third quarter 2008 earnings of $21.8 million or $0.54 per share ($0.53 diluted). Earnings for the nine months ended September 30, 2009 were $65.6 million or $1.62 per share ($1.61 diluted). This is a decrease of $12.2 million, or 15.7 percent, compared to the prior nine months ended September 30, 2008 of $77.8 million or $1.91 per share ($1.89 diluted).

A $1.1 million pre-tax gain was recognized in the third quarter of 2008 as a result of the final contingent payment received on the sale of the securities transfer product. Excluding the securities transfer product transaction, net income for the three months ended September 30, 2009 increased $2.9 million, or 13.9 percent, compared to the same period in 2008. A table reconciling GAAP net income for the securities transfer related transactions is included with this release.

“We are pleased to report double-digit earnings growth given the challenging economic environment and considering what continues to happen in the industry,” commented Mariner Kemper, Chairman and Chief Executive Officer. “Economic cycles change and customer needs shift, and we adapt to these changing conditions without altering our core principles. For UMB, this translates into quality earnings from diverse revenue sources and a continued focus on steady growth.”

Net Interest Income and Margin

Net interest income for the third quarter of 2009 increased $9.6 million, or 14.5 percent, compared to the same period in 2008 due primarily to a higher volume of average earning assets. Average earning assets increased by $1.3 billion, or 16.9 percent, compared to the third quarter of 2008. This increase was due to a $143.8 million, or 3.4 percent, increase in average loans and a $1.0 billion, or 32.2 percent, increase in total securities, including trading securities. Net interest margin decreased six basis points to 3.51 percent for the three months ended September 30, 2009 compared to the same quarter in 2008. The net interest margin decrease was a result of a 25 basis point reduction in the benefit of interest-free funds offset by a 19 basis point increase in net interest spread over the third quarter of 2008.

Noninterest Income and Expense

Noninterest income increased $1.4 million, or 1.8 percent, for the three months ended September 30, 2009 compared to the same period in 2008. Trust and securities processing income increased $1.1 million, or 3.5 percent, for the three months ended September 30, 2009 compared to the same period in 2008. This increase was primarily due to a $3.0 million, or 27.5 percent, increase in fund administration and custody services, partially offset by a $0.6 million, or 6.6 percent, decrease in fee income from the Scout Funds and a $0.8 million, or 22.2 percent, decrease in corporate trust income. Trading and investment banking income increased $3.9 million, or 132.5 percent, from the third quarter of 2008 due to market increases in the company’s mutual fund investments. Service charges on deposits decreased $2.0 million, or 9.0 percent, compared to the same period in 2008 primarily from a decrease in return item fees of $1.9 million, or 18.0 percent. Bankcard fees increased $1.2 million, or 11.6 percent, from the third quarter of 2008 due to increased credit card and ATM processing income. As noted, a $1.1 million pre-tax gain was recognized in the third quarter of 2008 as a result of the final contingent payment received on the sale of the securities transfer product, which took place in the third quarter of 2007.

Noninterest expense increased $5.4 million, or 4.9 percent, for the three months ended September 30, 2009 compared to the same period in 2008. Salary expense increased by $3.0 million, or 5.3 percent, mostly due to higher employee base salaries, higher commissions and bonuses and higher cost of benefits. Equipment expense decreased by $2.3 million, or 16.9 percent, due to lower depreciation and amortization expense of equipment and software. Regulatory fees increased $2.4 million, or 375.1 percent, primarily due to increased deposit insurance assessments from the FDIC. Supplies and services decreased by $1.5 million, or 23.5 percent, mostly due to decreases in telephone, data line, courier, and postage expenses. Processing fees increased $1.1 million, or 13.2 percent, due to increased third party custodian fees related to international transactions from mutual fund clients. Amortization of other intangibles increased $1.0 million, or 129.7 percent, primarily due to increased amortization from the acquisition of J.D. Clark & Company during the second quarter of 2009.

“During the third quarter we continued to focus on the successful integration of JD Clark – our recently purchased alternative investments provider. We are very pleased with the overall progress and sales momentum we are seeing related to this acquisition,” said Peter deSilva, President and Chief Operating Officer. “A key focus for UMB continues to be further growth and diversification in our revenues and improvements in our efficiency ratio. Achieving greater scale from our key fee businesses including Scout Investment Advisors, Corporate Trust, Private Banking, Investment Banking and Fund Services will enable us to achieve our dual goals of strong growth and improvements in operating efficiencies. During the quarter our efficiency ratio improved to 71.72 percent from 73.85 percent in the third quarter of 2008.”

Balance Sheet

Average total assets for the three months ended September 30, 2009 were $9.8 billion compared to $8.6 billion for the same period in 2008, an increase of $1.2 billion, or 14.3 percent. Average earning assets increased by $1.3 billion for the period, or 16.9 percent.

Actual loan balances on September 30, 2009 were $4.3 billion, compared to $4.2 billion on September 30, 2008. Real estate loans increased $258.0 million, or 17.2 percent, due to increases in commercial real estate and home equity loans. Consumer loans decreased $154.3 million, or 25.5 percent, due to the continued reduction in indirect auto loans as we exit the market. Average loan balances for the three months ended September 30, 2009 increased $143.8 million, or 3.4 percent, to $4.4 billion from $4.2 billion for the three months ended September 30, 2008.

Nonperforming loans increased to $22.4 million at September 30, 2009 from $6.9 million at September 30, 2008. As a percentage of loans, nonperforming loans increased to 0.52 percent as of September 30, 2009 compared to 0.16 percent at September 30, 2008. This increase is predominately due to one syndicated national credit, which was placed on nonaccrual during the quarter. Nonperforming loans are defined as nonaccrual loans and restructured loans. By comparison, the industry average for nonperforming loans as of June 30, 2009 was 2.80 percent. The company’s allowance for loan losses totaled $58.8 million, or 1.36 percent of loans as of September 30, 2009 compared to $50.4 million, or 1.19 percent of loans as of September 30, 2008.

For the three months ended September 30, 2009, average securities, including trading securities, totaled $4.2 billion. This is an increase of $1.0 billion, or 32.2 percent, from the same period in 2008. Average federal funds sold and resell agreements for the third quarter decreased $330.2 million, or 89.2 percent, to $40.1 million from the same period in 2008.

Average total deposits increased $949.9 million, or 14.6 percent, to $7.5 billion for the three months ended September 30, 2009 compared to the same period in 2008. The increase in deposits came primarily from public funds, mutual funds, treasury management accounts, and savings accounts. Average time deposit accounts increased $259.8 million, or 18.9 percent, for the three months ended September 30, 2009 as compared to 2008. Average money market accounts increased by $107.3 million, or 8.2 percent, in 2009 as compared to 2008. Average noninterest-bearing demand deposits increased $434.8 million, or 23.3 percent, compared to 2008. Total deposits as of September 30, 2009 were $7.9 billion, compared to $7.1 billion at September 30, 2008, an 11.4 percent increase.

“Our balance sheet continues to be a source of strength for the company,” said Mike Hagedorn, Chief Financial Officer. “Record deposits in the quarter helped drive a 16.9 percent increase in average earning assets. In addition, our low cost of funds allows us to maintain a respectable margin without reaching for yield or jeopardizing our investment portfolio mix.”

As of September 30, 2009, UMB had total shareholders’ equity of $1.0 billion, which was an increase of 8.5 percent, over September 30, 2008. For the three months ended September 30, 2009, the company repurchased 226,796 shares at an average price of $39.83 per share for a total cost of $9.0 million.

Year-to-Date

Earnings for the nine months ended September 30, 2009 were $65.6 million or $1.62 per share ($1.61 diluted). This is a decrease of $12.2 million, or 15.7 percent, compared to the prior year-to-date earnings of $77.8 million or $1.91 per share ($1.89 diluted).

Excluding the securities transfer product transaction and the Visa, Inc. (Visa)-related transactions in the first quarter of 2008, net income for the nine months ended September 30, 2009 decreased $3.3 million, or 4.7 percent, compared to the same period in 2008. A table reconciling GAAP net income for the securities transfer and Visa-related items is included with this release.

Net interest income for the nine months ended September 30, 2009 increased $28.6 million, or 14.5 percent, compared to the same period in 2008 due primarily to higher average earning assets. Net interest margin decreased to 3.44 percent for the nine months ended September 30, 2009 as compared to 3.59 percent for the same period in 2008.

Noninterest income decreased $16.3 million, or 6.7 percent, to $226.8 million for the nine months ended September 30, 2009 as compared to the same period in 2008. The decrease is primarily attributable to lower trust and securities processing income partially offset by an increase in trading and investment banking income. Trust and securities processing income decreased $9.7 million, or 10.1 percent, for year-to-date September 30, 2009 as compared to the same period in 2008. Trading and investment banking income was $5.8 million, or 39.5 percent, higher for the nine months ended September 30, 2009. As a direct result of Visa’s Initial Public Offering during the first quarter of 2008, earnings for the first nine months of 2008 include a pre-tax gain of $8.9 million from the mandatory redemption of a portion of the company’s Class B shares in Visa. As noted above, a $1.1 million pre-tax gain was recognized in the third quarter of 2008 as a result of the final contingent payment received on the sale of the securities transfer product.

Noninterest expense increased $25.3 million, or 8.0 percent, for the nine months ended September 30, 2009 compared to the same period in 2008. Salary expense increased by $10.5 million, or 6.2 percent, mostly due to higher employee base salaries, higher commissions and bonuses and higher cost of benefits. Regulatory fees increased $10.8 million, or 561.4 percent, primarily due to increased deposit insurance assessments from the FDIC and a $4.8 million special assessment paid to the FDIC in the third quarter of 2009. Equipment expense decreased $3.8 million, or 9.4 percent, from the same period in 2008 due to lower depreciation and amortization expense of equipment and software. Amortization of other intangibles increased by $2.1 million, or 91.2 percent, primarily due to increased amortization from the acquisition of J.D. Clark & Company during the second quarter of 2009. Noninterest expense in 2008 was impacted by a reduction of the covered litigation provision of $4.0 million related to the Visa-covered litigation escrow established due to the Visa IPO during the first quarter of 2008.

The company plans to host a conference call to discuss its third quarter results on October 28, 2009, at 8:30 a.m. (CDT). Interested parties may access the call by dialing U.S. (toll-free) 877-941-2333 or access the following Web link to the live call: http://w.on24.com/r.htm?e=164722&s=1&k=937FBE7392F7ED2CB4E230EE84290E93 or visit umb.com.

A replay of the conference call may be heard until November 11, 2009, by calling (U.S.) 800-406-7325 or (U.S.) 303-590-3030. The replay pass code required for playback is conference ID 4161441. The call replay may also be accessed via the company's Web site, umb.com, by visiting the investor relations area.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements rely on a number of assumptions concerning future events and are subject to risks and uncertainties, which could cause actual results to differ materially from those contemplated by the forward-looking statements in this Current Report on Form 8-K, any exhibits to this Current Report and other public statements the company may make. While management of UMB believes their assumptions are reasonable, UMB cautions that changes in general economic conditions, changes in interest rates, changes in the securities markets, changes in operations, changes in competition, technology changes, legislative or regulatory changes, the ability of customers to repay loans, changes in loan demand, increases in employee costs, our ability to integrate acquisitions and other risks and uncertainties detailed in UMB’s filings with the Securities and Exchange Commission, may cause actual results to differ materially from those discussed in this release. UMB has no duty to update such statements, and undertakes no obligation to update or supplement forward-looking statements that become untrue because of new information, future events or otherwise.

Non-GAAP Financial Measures:

Certain financial measures contained in this press release exclude the decrease of the liability accrual related to Visa’s covered litigation provision as well as the pre-tax gain from the mandatory redemption of a portion of the company’s Class B shares in Visa. They also exclude the gains on sale of UMB’s securities transfer product. Financial measures, which exclude the above-referenced items, have not been determined in accordance with generally accepted accounting principles and are therefore non-GAAP financial measures. Management of UMB believes that investors’ understanding of the company’s performance is enhanced by disclosing these non-GAAP financial measures as a reasonable basis for comparison of the company’s ongoing results of operations. These non-GAAP measures should not be considered a substitute for GAAP-basis measures and results. Our non-GAAP measures may not be comparable to non-GAAP measures of other companies. The attached Non-GAAP Reconciliation Schedule provides a reconciliation of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP.

About UMB:

UMB Financial Corporation (NASDAQ: UMBF) is a financial services holding company headquartered in Kansas City, Mo., offering complete banking, asset management, health spending solutions and related financial services to both individual and business customers nationwide. Its banking subsidiaries own and operate 135 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include mutual fund and alternative investment services groups, single-purpose companies that deal with brokerage services and insurance, and a registered investment advisor that manages the company’s proprietary mutual funds and investment advisory accounts for institutional customers. Visit umb.com for more company information.

NON-GAAP RECONCILIATION SCHEDULE	UMB Financial
(all dollars in thousands) (unaudited)

The following tables present the reconciliation of non-GAAP financial measures to reported GAAP financial measures.

	Three Months	Three Months	Nine Months	Nine
	Ended	Ended	Ended
	September 30,	September 30,	September 30,
	2009	2008	2009

Net interest income after provision	$ 67,596	$61,798	$204,677	$
Noninterest income	80,518	79,121	226,750
Noninterest expense	115,257	109,853	340,779

Income tax provision	8,859	9,297	25,022

Net income after taxes	23,998	21,769	65,626

Adjustments
Noninterest income
Gain on mandatory redemption of Visa, Inc.
class B common stock	-	-	-
Gain on sale of securities transfer	-	(1,090)	-
Noninterest expense
Covered litigation provision	-	-	-

Total adjustments pre-tax	-	(1,090)	-
Less: Income taxes	-	(392)	-

After tax adjustments to GAAP	-	(698)	-

Adjusted net income	$23,998	$21,071	$65,626	$

The above table presents the variation in net income on an as reported (GAAP) basis and excluding the gain on the sale of securities transfer, gains related to the redemption of class B common shares of Visa, Inc. and the adjustment of the covered litigation provision. The press release commentary that compares both GAAP and non-GAAP financial measures.

CONSOLIDATED BALANCE SHEETS	UMB Financial Corporation

(unaudited, dollars in thousands)
	September 30,
Assets	2009	2008

Loans	$4,314,977	$4,224,441
Allowance for loan losses	(58,812)	(50,428)

Net loans	4,256,165	4,174,013

Loans held for sale	19,410	19,887
Investment securities:
Available for sale	4,385,619	3,617,484
Held to maturity	46,881	44,604
Trading securities	46,487	37,164
Federal Reserve Bank Stock and other	23,609	21,745

Total investment securities	4,502,596	3,720,997

Federal funds and resell agreements	103,954	454,424
Interest-bearing due from banks	539,357	-
Cash and due from banks	288,422	524,849
Bank premises and equipment, net	217,491	222,083
Accrued income	64,804	60,186
Goodwill	125,739	94,512
Other intangibles	40,528	15,705
Other assets	77,030	50,685

Total assets	$10,235,496	$9,337,341

Liabilities
Deposits:
Noninterest-bearing demand	$2,594,635	$2,287,377
Interest-bearing demand and savings	3,657,651	3,448,176
Time deposits under $100,000	781,196	771,936
Time deposits of $100,000 or more	856,707	573,659

Total deposits	7,890,189	7,081,148

Federal funds and repurchase agreements	1,146,676	1,186,004
Short-term debt	20,336	18,655
Long-term debt	32,358	36,807
Accrued expenses and taxes	119,659	69,048
Other liabilities	12,650	11,591

Total liabilities	9,221,868	8,403,253

Shareholders' Equity
Common stock	55,057	55,057
Capital surplus	711,373	706,584
Retained earnings	546,370	489,012
Accumulated other comprehensive income	56,324	14,323
Treasury stock	(355,496)	(330,888)

Total shareholders' equity	1,013,628	934,088

Total liabilities and shareholders' equity	$10,235,496	$9,337,341

Consolidated Statements of Income			UMB Financial Corporation

(unaudited, dollars in thousands except share and per share data)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Interest Income	2009	2008	2009	2008

Loans	$ 54,478	$59,208	$ 160,813	$182,559
Securities:
Taxable interest	25,455	25,419	80,395	78,211
Tax-exempt interest	7,554	6,357	21,742	19,561

Total securities income	33,009	31,776	102,137	97,772
Federal funds and resell agreements	48	1,948	229	7,411
Interest-bearing due from banks	1,181	-	2,965	-
Trading securities	210	442	570	1,089

Total interest income	88,926	93,374	266,714	288,831

Interest Expense
Deposits	12,223	22,339	38,656	71,133
Federal funds and repurchase agreements	446	4,275	1,643	19,558
Short-term debt	-	27	-	184
Long-term debt	361	435	1,138	1,270

Total interest expense	13,030	27,076	41,437	92,145

Net interest income	75,896	66,298	225,277	196,686
Provision for loan losses	8,300	4,500	20,600	12,350

Net interest income after provision for loan losses	67,596	61,798	204,677	184,336

Noninterest Income
Trust and securities processing	32,630	31,530	86,164	95,892
Trading and investment banking	6,787	2,919	20,625	14,783
Service charges on deposits	20,598	22,624	62,527	64,180
Insurance fees and commissions	1,255	1,355	3,710	3,432
Brokerage fees	1,629	2,189	5,493	6,430
Bankcard fees	11,671	10,456	33,760	32,884
Gains on sale of securities available for sale, net	3,306	2,829	5,198	3,240
Gain on mandatory redemption of Visa, Inc. class B common	-	-	-	8,875
stock
Gain on sale of securities transfer, net	-	1,090	-	1,090
Other	2,642	4,129	9,273	12,292

Total noninterest income	80,518	79,121	226,750	243,098

Noninterest Expense
Salaries and employee benefits	60,193	57,187	177,786	167,331
Occupancy, net	8,982	8,542	25,698	23,952
Equipment	11,187	13,461	36,181	39,932
Supplies and services	4,787	6,254	15,734	18,180
Marketing and business development	4,036	4,976	11,397	13,325
Processing fees	9,659	8,535	24,803	25,178
Legal and consulting	2,763	2,097	6,954	5,030
Bankcard	3,615	3,103	10,498	8,578

Amortization of other intangibles			1,847	804	4,318	2,258
Covered litigation provision			-	-	-	(4,023)
Regulatory fees			3,036	639	12,672	1,916
Other			5,152	4,255	14,738	13,791

Total noninterest expense			115,257	109,853	340,779	315,448

Income before income taxes			32,857	31,066	90,648	111,986
Income tax provision			8,859	9,297	25,022	34,138

Net income			$23,998	$21,769	$65,626	$77,848

Per Share Data
Net income - basic			$0.60	$0.54	$1.62	$1.91
Net income - diluted			0.59	0.53	1.61	1.89
Dividends			0.175	0.170	0.525	0.480
Weighted average shares outstanding			40,240,293	40,659,564	40,402,992	40,764,371

Consolidated Statements of
Shareholders' Equity					UMB Financial Corporation

(unaudited, dollars in thousands, except per share data)

				Accumulated
				Other
	Common	Capital	Retained	Comprehensive	Treasury
	Stock	Surplus	Earnings	Income	Stock	Total

Balance - January 1, 2008	$55,057	$702,914	$430,824	$12,246	$(310,467)	$890,574
Comprehensive income
Net income	-	-	77,848	-	-	77,848
Change in unrealized gains on
securities	-	-	-	2,077	-	2,077

Total comprehensive income						79,925
Cash dividends ($0.480 per share)	-	-	(19,660)	-	-	(19,660)
Purchase of treasury stock	-	-	-	-	(22,574)	(22,574)
Issuance of equity awards	-	(814)	-	-	954	140
Recognition of equity based
compensation	-	3,174	-	-	-	3,174
Net tax benefit related to equity
compensation plans	-	367	-	-	-	367
Sale of treasury stock	-	289	-	-	131	420
Exercise of stock options	-	654	-	-	1,068	1,722

Balance – September 30, 2008	$55,057	$706,584	$489,012	$14,323	$(330,888)	$934,088

Balance - January 1, 2009	$55,057	$707,812	$502,073	$41,105	$(331,236)	$974,811
Comprehensive income
Net income	-	-	65,626	-	-	65,626
Change in unrealized gains on
securities	-	-	-	15,219	-	15,219

Total comprehensive income						80,845
Cash dividends ($0.525 per share)	-	-	(21,329)	-	-	(21,329)
Purchase of treasury stock	-	-	-	-	(26,331)	(26,331)
Issuance of equity awards	-	(1,263)	-	-	1,395	132
Recognition of equity based
compensation	-	3,948	-	-	-	3,948
Net tax benefit related to equity
compensation plans	-	187	-	-	-	187
Sale of treasury stock	-	314	-	-	159	473
Exercise of stock options	-	375	-	-	517	892

Balance – September 30, 2009	$55,057	$711,373	$546,370	$56,324	$(355,496)	$1,013,628

Average Balances / Yields and Rates			UMB Financial Corporation

(tax - equivalent basis)

(unaudited, dollars in thousands)		Three Months Ended September 30,
	2009		2008

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$4,354,961	4.97%	$4,211,114	5.60%
Securities:
Taxable	3,175,441	3.18	2,386,983	4.24
Tax-exempt	984,534	4.73	737,617	5.19

Total securities	4,159,975	3.55	3,124,600	4.46
Federal funds and resell agreements	40,057	0.48	370,291	2.09
Interest-bearing due from banks	473,868	0.99	-	-
Trading securities	37,250	2.47	49,325	3.69

Total earning assets	9,066,111	4.08	7,755,330	4.96
Allowance for loan losses	(57,957)		(49,877)
Other assets	839,486		912,501

Total assets	$9,847,640		$8,617,954

Liabilities and Shareholders' Equity
Interest-bearing deposits	$5,171,736	0.94%	$4,656,627	1.91%
Federal funds and repurchase agreements	1,184,647	0.15	1,038,779	1.64
Borrowed funds	50,285	2.85	41,801	4.40

Total interest-bearing liabilities	6,406,668	0.81	5,737,207	1.88
Noninterest-bearing demand deposits	2,297,832		1,863,035
Other liabilities	133,028		81,630
Shareholders' equity	1,010,112		936,082

Total liabilities and shareholders' equity	$9,847,640		$8,617,954

Net interest spread		3.27%		3.08%
Net interest margin		3.51		3.57

		Nine Months Ended September 30,
	2009		2008

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$4,400,316	4.89%	$4,143,287	5.89%
Securities:
Taxable	3,361,316	3.20	2,376,901	4.40
Tax-exempt	911,449	4.96	755,499	5.23

Total securities	4,272,765	3.57	3,132,400	4.60
Federal funds and resell agreements	57,322	0.53	375,759	2.63
Interest-bearing due from banks	473,040	0.84	-	-
Trading securities	33,239	2.56	43,715	3.54

Total earning assets	9,236,682	4.04	7,695,161	5.19
Allowance for loan losses	(55,651)		(48,593)
Other assets	849,803		972,405

Total assets	$10,030,834		$8,618,973

Liabilities and Shareholders' Equity
Interest-bearing deposits	$5,172,665	1.00%	$4,438,631	2.14%
Federal funds and repurchase agreements	1,364,476	0.16	1,228,640	2.13
Borrowed funds	52,502	2.90	46,407	4.19

Total interest-bearing liabilities	6,589,643	0.84	5,713,678	2.15
Noninterest-bearing demand deposits	2,333,091		1,887,034
Other liabilities	108,397		92,323
Shareholders' equity	999,703		925,938

Total liabilities and shareholders' equity	$10,030,834		$8,618,973

Net interest spread	3.20%		3.04%
Net interest margin	3.44		3.59

THIRD QUARTER 2009
Shareholders' equity	UMB999,703Financial Corporation	925,938

(unaudited, dollars in thousands, except share and per share data)

Nine Months Ended September 30	2009	2008

Net interest income	$ 225,277	$196,686
Provision for loan losses	20,600	12,350
Noninterest income	226,750	243,098
Noninterest expense	340,779	315,448
Income before income taxes	90,648	111,986
Net income	65,626	77,848
Net income per share - Basic	1.62	1.91
Net income per share - Diluted	1.61	1.89
Return on average assets	0.87%	1.21%
Return on average equity	8.78%	11.23%

Three Months Ended September 30

Net interest income	$ 75,896	$66,298
Provision for loan losses	8,300	4,500
Noninterest income	80,518	79,121
Noninterest expense	115,257	109,853
Income before income taxes	32,857	31,066
Net income	23,998	21,769
Net income per share - Basic	0.60	0.54
Net income per share - Diluted	0.59	0.53
Return on average assets	0.97%	1.00%
Return on average equity	9.43%	9.25%

At December 31

Assets	$ 10,235,496	$9,337,341
Loans, net of unearned interest	4,314,977	4,224,441
Securities	4,502,596	3,720,997
Deposits	7,890,189	7,081,148
Shareholders' equity	1,013,628	934,088
Book value per share	25.08	22.82
Market price per share	40.44	52.52
Equity to assets	9.90%	10.00%
Allowance for loan losses	$ 58,812	$50,428
As a % of loans	1.36%	1.19%
Nonaccrual and restructured loans	$ 22,392	$6,937
As a % of loans	0.52%	0.16%
Loans over 90 days past due	$ 5,624	$7,925
As a % of loans	0.13%	0.19%
Other real estate owned	$ 4,666	$1,557
Net loan charge-offs quarter-to-date	$ 4,596	$2,173
As a % of average loans	0.42%	0.21%
Net loan charge-offs year-to-date	$ 14,085	$7,908
As a % of average loans	0.43%	0.26%

Common shares outstanding	40,409,389	40,930,514

Average Balances
Nine Months Ended September 30

Assets	$ 10,030,834	$8,618,973
Loans, net of unearned interest	4,400,316	4,143,287
Securities	4,272,765	3,132,400
Deposits	7,505,756	6,325,665

Selected Financial Data
of Affiliate Banks			UMB Financial Corporation

(unaudited, dollars in thousands)		September 30, 2009
		Loans
		Net of
	Total	Unearned	Total	Shareholders'
Missouri	Assets	Interest	Deposits	Equity

UMB Bank, n.a.	$ 8,619,907	$3,506,015 $	6,813,583 $	611,146

Colorado

UMB Bank Colorado, n. a.	977,964	535,231	779,129	157,813

Kansas

UMB National Bank of America	571,074	222,476	406,578	64,640

Arizona

UMB Bank Arizona, n. a.	79,688	67,535	39,836	10,342

Banking - Related Subsidiaries

UMBCDC, Inc.
UMB Banc Leasing Corp.
UMB Financial Services, Inc.
UMB Scout Insurance Services, Inc.
UMB Capital Corporation
United Missouri Insurance Company
UMB South Dakota Trust Company
UMB Fund Services, Inc.
Kansas City Realty Company
Kansas City Financial Corp.
UMB Redevelopment Corporation
UMB Realty Company, LLC
Grand Distribution Services, LLC
UMB Distribution Services, LLC
J. D. Clark & Company, Inc.
UMB Bank & Trust, National Association
Scout Distributors, LLC
Scout Investment Advisors, Inc.